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MSU CORPORATION - 8 -K- Current Report                   Date Filed:  5/30/2001
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 30, 2001

                                 MSU CORPORATION
             (Exact name of Registrant as specified in its Charter)

          FLORIDA                        33-2822-A               22-2748288
(State or other Jurisdiction of   (Commission File Number)     (IRS Employer
       Incorporation)                                       Identification No.)


            2901 North Dallas Parkway, Suite 460, Plano, Texas 75093
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (972) 473-6915


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MSU CORPORATION - 8 -K- Current Report                   Date Filed:  5/30/2001
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Item 5.  Other Events.

In accordance with Rule 135c under the Securities Act of 1933, the Company is filing herewith its press release issued May 25, 2001 as Exhibit 99.1 hereto.

In connection with the preparation and filing of the administrator's report, a weekly cash flow forecast was prepared solely by the administrator in consultation with the management of Web 2 U Limited. Following a cash injection of $50,000 by MSU Corporation and the cancellation of a letter of credit, the cash balance of Web 2 U Limited at May 11, 2001 was approximately (pound)94,000. The administrator's cash flow forecast outlines the following: (i) a sales forecast for a three month period (May 2001 through July 2001) projecting receipts of approximately (pound)170,000 received from product sales into five countries, (ii) expenses to continue the Web 2 U Limited's operation during this three month period are approximately (pound)150,000 and (iii) a resulting projected net balance of approximately (pound)114,000 at the end of July 2001. This balance is before any settlements have been made with Web 2 U Limited creditors.

As outlined in the attached press release, management believes that the forecasts prepared by the administrator, and in particular, the sales forecast, may not be achievable. Such forward-looking forecasts involve significant risks and uncertainties, such as the potential obsolescence of Web 2 U Limited's current inventory, which could affect actual results to differ materially from expectations expressed in the administrator's report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  99.1 - Press Release

                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MSU CORPORATION



Date:    May 30, 2001                    By: /s/ P.J. Brown
                                             -----------------------------
                                             Name:  P.J. Brown
                                             Title: Vice President Finance/CFO


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